Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

In connection with the Annual Report of The OLB Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronny Yakov, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

By:	/s/Ronny Yakov
Ronny Yakov
Chief Executive Officer and Interim Chief Financial Officer

(Principal Executive and Principal Financial Executive)

Date: March 20, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The OLB Group, Inc. and will be retained by The OLB Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.